COMMON STOCK

ANV 4474

ANTIVIRALS INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF OREGON

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 037164 10 8

CUSIP 002346 10 4

THIS CERTIFIES THAT

Specimen

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, EACH SHARE $0.0001 PAR VALUE, OF

CERTIFICATE OF STOCK

ANTIVIRALS INC.

NAME CHANGED TO
AVI BioPharma Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Paul Medeiros

SECRETARY

ANTIVIRALS INC. CORPORATE SEAL OREGON

/s/ Christopher Garabedian

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

ANTIVIRALS INC.

The Corporation has authorized two classes of capital stock, Preferred Stock, $0.0001 par value, issuable in one or more series, and Common Stock, $0.0001 par value. The Corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, the variations and the relative rights and preferences between the shares of each series so far as they have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of any subsequent series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common
TEN ENT —as tenants by the entireties
JT TEN —as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—............ Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors
Act ....
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____ Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney
to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated ____________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.